Corpay to Acquire Cross-Border Payments Company

Accretive to revenue and EPS growth in 2025

Company reiterates Q2’24 outlook

ATLANTA – June 19, 2024 – Corpay, Inc. (NYSE: CPAY), a global corporate payments company, today announced that it has signed a definitive agreement to acquire GPS Capital Markets, LLC. GPS provides business-to-business cross-border and treasury management solutions to upper middle market companies, primarily in the US.

The transaction is expected to close in early 2025, subject to regulatory approval and standard closing conditions.

“GPS is our third largest deal ever. We’re quite excited about GPS’ assets including a blue-chip roster of clients, a team of terrific FX specialists, and a market leading FX netting technology,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “GPS presents significant revenue and expense synergies and will be accretive to our 2025 cash EPS. This acquisition puts us well on our way to scaling our Corporate Payments business to nearly $2 billion by 2026.”

Following the acquisition, Corpay will process cross-border payments for approximately 23,000 customers in more than 145 currencies across six continents.

Second Quarter of 2024 Outlook
Additionally, Corpay currently expects second quarter 2024 results to be in line with the midpoint of the financial guidance provided in its earnings release on May 8, 2024. The company will release its results for the second quarter in early August.

Conference Call
The Company will host a conference call to discuss the acquisition of GPS at 4:30 pm ET on June 20, 2024. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (877) 423-9813 or (201) 689-8573. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the replay access ID is 13747282. The replay will be available through June, 27, 2024. Prior to the conference call, the Company will post a supplemental presentation that will be discussed during the call and live webcast.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations regarding the expected benefits and timing of the proposed acquisition of GPS Capital Markets LLC and other recently announced transactions and future performance assuming the consummation of such transactions and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as Corpay’s ability to obtain regulatory approval and meet other closing conditions to the proposed transaction (or other recently announced transactions), potential adverse reactions or changes to business relationships resulting from the announcement, pendency or inability to complete the proposed transaction (or other recently announced transactions) on the expected timeframe or at all; Corpay’s inability to realize the expected benefits of the propose transaction and other recently announced transactions, as well as the other risks and uncertainties identified under the caption "Risk Factors" in Corpay's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Corpay
Corpay (NYSE: CPAY) is a global S&P 500 corporate payments company that helps businesses and consumers manage and pay expenses in a simple, controlled manner. Corpay’s suite of modern payment solutions help its customers better manage vehicle-related expenses (e.g. fueling and parking), travel expenses (e.g. hotel bookings) and accounts payable (e.g. paying vendors). This results in our customers saving time and ultimately spending less. Corpay – Payments made easy. To learn more visit www.corpay.com

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Contacts
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com

Media Relations
Chad Corley, 770-729-5021
Chad.Corley@corpay.com